As Filed with the Securities and Exchange Commission on April 9, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RealD Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0620426
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N. Crescent Drive, Suite 200 Beverly Hills, California	90210
(Address of Principal Executive Offices)	(Zip Code)

RealD Inc. 2010 Stock Incentive Plan, as restated

(Full title of the plans)

Michael V. Lewis

Chief Executive Officer

RealD Inc.

100 N. Crescent Drive, Suite 200

Beverly Hills, California, 90210

(Name and Address of Agent For Service)

(310) 385-4000

(Telephone number, including area code, of agent for service)

Copies to:

C. Thomas Hopkins, Esq. Cooley LLP 1333 2nd Street, Suite 400 Santa Monica, California 90401 (310) 883-6400

Andrew A. Skarupa

Chief Financial Officer and Chief Operating Officer

Craig Gatarz, Esq.

Executive Vice President, General Counsel and

Secretary

RealD Inc.

100 N. Crescent Drive, Suite 200

Beverly Hills, California, 90210

(310) 385-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting
company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.0001 per share: To be issued under the RealD Inc. 2010 Stock Incentive Plan, as restated (2)	2,008,109 shares	$12.93	(3)	$25,964,849.37	(3)	$3,541.61
(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the RealD Inc. 2010 Stock Incentive Plan, as restated (the “2010 Plan”) by reason of any stock split, stock dividend, recapitalization or any other similar transaction, effected without receipt of consideration, which results in an increase in the Registrant’s outstanding shares of common stock.

(2)

Represents 2,008,109 additional shares of the Registrant’s common stock that became available for issuance on January 1, 2013 under the 2010 Plan, pursuant to the evergreen provision of the 2010 Plan, which provides for an annual increase to the number of shares reserved for issuance under the 2010 Plan.

(3)

Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on April 3, 2013.

The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8 NOS. 333-168538, 333-176109 AND 333-181816

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same employee benefit plan is effective. The Registrant previously registered shares of its common stock for issuance under the 2010 Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on August 4, 2010 (File No. 333-168538), August 5, 2011 (File No. 333-176109) and May 31, 2012 (File No. 333-181816). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 8.              Exhibits.

Exhibit No.	Description of Document
4.1	Amended and Restated Certificate of Incorporation of RealD Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on July 29, 2011).
4.2	Amended and Restated Bylaws of RealD Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed on July 29, 2011).
4.3

Specimen of common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-165988) (the “Form S-1”) filed on May 26, 2010).

4.4

Amended and Restated Investors’ Rights Agreement, dated December 24, 2007, by and among the Registrant, the founders and the investors named therein (incorporated herein by reference to Exhibit 4.2 to the Form S-1 filed on May 26, 2010).

4.5

Amendment and Agreement to Amended and Restated Investors’ Rights Agreement, dated June 11, 2010, by and among the Registrant and the other signatories thereto (incorporated herein by reference to Exhibit 4.6 to the Form S-1 filed on June 29, 2010).

5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature page to this Registration Statement).
99.1

RealD Inc. 2010 Stock Incentive Plan, as restated as of January 1, 2012 (including the UK Addendum) (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-181816) filed on May 31, 2012).

99.2

Form of Nonstatutory Stock Option Agreement for the 2010 Stock Incentive Plan, as restated, for the Chief Executive Officer (incorporated herein by reference to Exhibit 10.4 to the Form S-1 filed on June 29, 2010).

99.3

Form of Nonstatutory Stock Option Agreement for the 2010 Stock Incentive Plan, as restated, for the executive officers (incorporated herein by reference to Exhibit 10.5 to the Form S-1 filed on June 29, 2010).

99.4	Form of Stock Unit Agreement for the 2010 Stock Incentive Plan, as restated, for the non-employee directors (incorporated herein by reference to Exhibit 10.8 to the Form S-1 filed on June 29, 2010).
99.5

Form of Stock Unit Agreement for the 2010 Stock Incentive Plan, as restated, for the executive officers (incorporated herein by reference to Exhibit 10.46 to the Registrant’s Annual Report on Form 10-K filed on June 10, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on April 9, 2013.

REALD INC.

By:	/s/ Michael V. Lewis
Michael V. Lewis
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael V. Lewis, Andrew A. Skarupa and Craig Gatarz, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign: (1) this Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration under the Securities Act of shares of common stock of the Registrant to be issued in connection with the RealD Inc. 2010 Stock Incentive Plan, as restated; and (2) any one or more amendments to any part of the foregoing Registration Statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Securities Act to keep such Registration Statement effective or to terminate its effectiveness; and/or to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Michael V. Lewis	Chief Executive Officer, Director and
Michael V. Lewis	Chairman of the Board (Principal Executive Officer)	April 9, 2013

/s/ Andrew A. Skarupa	Chief Financial Officer and Chief Operating
Andrew A. Skarupa	Officer (Principal Financial Officer and Principal Accounting Officer)	April 9, 2013

/s/ Frank J. Biondi, Jr.	Director
Frank J. Biondi, Jr.		April 9, 2013

/s/ Laura J. Alber	Director
Laura J. Alber		April 9, 2013

/s/ Richard L. Grand-Jean	Director	April 9, 2013
Richard L. Grand-Jean

/s/ David Habiger	Director	April 9, 2013
David Habiger

/s/ P. Gordon Hodge	Director	April 9, 2013
P. Gordon Hodge

/s/ Sherry Lansing	Director	April 9, 2013
Sherry Lansing

INDEX TO EXHIBITS

Exhibit No.	Description of Document
4.1	Amended and Restated Certificate of Incorporation of RealD Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on July 29, 2011).
4.2	Amended and Restated Bylaws of RealD Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed on July 29, 2011).
4.3

Specimen of common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-165988) (the “Form S-1”) filed on May 26, 2010).

4.4

Amended and Restated Investors’ Rights Agreement, dated December 24, 2007, by and among the Registrant, the founders and the investors named therein (incorporated herein by reference to Exhibit 4.2 to the Form S-1 filed on May 26, 2010).

4.5

Amendment and Agreement to Amended and Restated Investors’ Rights Agreement, dated June 11, 2010, by and among the Registrant and the other signatories thereto (incorporated herein by reference to Exhibit 4.6 to the Form S-1 filed on June 29, 2010).

5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature page to this Registration Statement).
99.1

RealD Inc. 2010 Stock Incentive Plan, as restated as of January 1, 2012 (including the UK Addendum) (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-181816) filed on May 31, 2012).

99.2

Form of Nonstatutory Stock Option Agreement for the 2010 Stock Incentive Plan, as restated, for the Chief Executive Officer (incorporated herein by reference to Exhibit 10.4 to the Form S-1 filed on June 29, 2010).

99.3

Form of Nonstatutory Stock Option Agreement for the 2010 Stock Incentive Plan, as restated, for the executive officers (incorporated herein by reference to Exhibit 10.5 to the Form S-1 filed on June 29, 2010).

99.4	Form of Stock Unit Agreement for the 2010 Stock Incentive Plan, as restated, for the non-employee directors (incorporated herein by reference to Exhibit 10.8 to the Form S-1 filed on June 29, 2010).
99.5

Form of Stock Unit Agreement for the 2010 Stock Incentive Plan, as restated, for the executive officers (incorporated herein by reference to Exhibit 10.46 to the Registrant’s Annual Report on Form 10-K filed on June 10, 2011).